EXHIBIT 99.1




                        POOLING AND SERVICING AGREEMENT

                                    BETWEEN

                     GENERAL MOTORS ACCEPTANCE CORPORATION

                              SELLER AND SERVICER

                                      AND

                    WHOLESALE AUTO RECEIVABLES CORPORATION

                                   PURCHASER

                          DATED AS OF ________, ____

              SUPERIOR WHOLESALE INVENTORY FINANCING TRUST [    ]

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



                               TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I
      DEFINITIONS............................................................           1
      SECTION 1.01.DEFINITIONS...............................................           1
                   -----------

ARTICLE II

      PURCHASE AND SALE OF ELIGIBLE RECEIVABLES..............................           2
      SECTION 2.01.PURCHASE AND SALE OF ELIGIBLE RECEIVABLES.................           2
                   -----------------------------------------
      SECTION 2.02.PURCHASE PRICE............................................           2
                   --------------
      SECTION 2.03.ADDITION OF ACCOUNTS......................................           3
                   --------------------
      SECTION 2.04.OPTIONAL REMOVAL OF ACCOUNTS..............................           4
                   ----------------------------
      SECTION 2.05.REMOVAL OF INELIGIBLE ACCOUNTS............................           4
                   ------------------------------
      SECTION 2.06.CUSTODY OF DOCUMENTATION..................................           5
                   ------------------------

ARTICLE III

      ADMINISTRATION AND SERVICING OF RECEIVABLES............................           5
      SECTION 3.01.APPOINTMENT OF SERVICER AND ACCEPTANCE OF APPOINTMENT5....
                   -----------------------------------------------------
      SECTION 3.02.RIGHTS AND DUTIES OF THE SERVICER.........................           5
                   ---------------------------------
      SECTION 3.03.SERVICING COMPENSATION; PAYMENT OF CERTAIN EXPENSES BY THE SERVICER  7
                   -------------------------------------------------------------------
      SECTION 3.04.REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SERVICER            8
                   ---------------------------------------------------------
      SECTION 3.05.SERVICER'S ACCOUNTING AND REPORTS..................                  12
                   ---------------------------------
      SECTION 3.06.PRE-CLOSING COLLECTIONS............................                  12
                   -----------------------
      SECTION 3.07.COLLECTIONS RECEIVED BY GMAC.......................                  12
                   ----------------------------

ARTICLE IV

      REPRESENTATIONS, WARRANTIES AND COVENANTS.............................            12
      SECTION 4.01.REPRESENTATIONS AND WARRANTIES OF GMAC RELATING TO THE
                   ------------------------------------------------------
                   ACCOUNTS AND THE RECEIVABLES.............................            13
                   ----------------------------
      SECTION 4.02.REPRESENTATIONS AND WARRANTIES OF GMAC RELATING TO GMAC
                   -------------------------------------------------------
                   AND THE AGREEMENT........................................            15
                   -----------------
      SECTION 4.03.REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..........            17
                   -----------------------------------------------
      SECTION 4.04.COVENANTS OF GMAC........................................            18
                   -----------------

ARTICLE V

      CERTAIN MATTERS RELATING TO GMAC......................................            19
      SECTION 5.01.MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS
                   ------------------------------------------------------------
                   OF, GMAC.................................................            19
                   --------
      SECTION 5.02.GMAC INDEMNIFICATION OF THE PURCHASER....................            19
                   -------------------------------------
      SECTION 5.03.GMAC ACKNOWLEDGMENT OF TRANSFERS TO THE ISSUER...........            19
                   ----------------------------------------------

ARTICLE VI

      ADDITIONAL AGREEMENTS.................................................            20


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      SECTION 6.01.ADDITIONAL OBLIGATIONS OF GMAC AND THE PURCHASER.........            20
                   ------------------------------------------------
      SECTION 6.02.EFFECT OF INVOLUNTARY CASE INVOLVING GMAC................            20
                   -----------------------------------------
      SECTION 6.03.INTERCREDITOR AGREEMENTS.................................            21
                   ------------------------

ARTICLE VII

      MISCELLANEOUS PROVISIONS..............................................            23
      SECTION 7.01.AMENDMENT................................................            23
                   ---------
      SECTION 7.02.PROTECTION OF RIGHT, TITLE AND INTEREST IN AND TO RECEIVABLES        23
                   -------------------------------------------------------------
      SECTION 7.03.COSTS AND EXPENSES.......................................            24
                   ------------------
      SECTION 7.04.GOVERNING LAW............................................            24
                   -------------
      SECTION 7.05.NOTICES..................................................            25
                   -------
      SECTION 7.06.SEVERABILITY OF PROVISIONS...............................            25
                   --------------------------
      SECTION 7.07.ASSIGNMENT...............................................            25
                   ----------
      SECTION 7.08.FURTHER ASSURANCES.......................................            25
                         ------------------
      SECTION 7.09.NO WAIVER; CUMULATIVE REMEDIES...........................            25
                   ------------------------------
      SECTION 7.10.COUNTERPARTS.............................................            25
                   ------------
      SECTION 7.11.THIRD-PARTY BENEFICIARIES................................            25
                   -------------------------
      SECTION 7.12.MERGER AND INTEGRATION...................................            25
                   ----------------------
      SECTION 7.13.CONFIDENTIAL INFORMATION.................................            26
                   ------------------------
      SECTION 7.14.HEADINGS.................................................            26
                   --------
      SECTION 7.15.TERMINATION..............................................            26
                   -----------


EXHIBIT  A List of  Locations  of the  Schedule  of  Accounts
EXHIBIT B Form of Assignment  for the Initial  Closing Date
EXHIBIT C Form of Assignment  for Each Addition  Date
EXHIBIT D Form of Opinion of Counsel With Respect to Addition of Accounts

APPENDIX A  Definitions and Rules of Construction



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            THIS POOLING AND SERVICING  AGREEMENT is made as of ________,  ____, between GENERAL MOTORS ACCEPTANCE CORPORATION,  a Delaware corporation (referred to  herein  as "GMAC" in its  capacity  as seller of the  Receivables  specified herein and as the  "SERVICER"  in its capacity as servicer of the  Receivables),
and  WHOLESALE  AUTO  RECEIVABLES  CORPORATION,   a  Delaware  corporation  (the
"PURCHASER").

            WHEREAS, GMAC, in the ordinary course of its business, generates certain payment obligations by financing the floor plan inventory of motor vehicle dealers;

            WHEREAS, GMAC desires to sell and assign to the Purchaser, and the Purchaser desires to purchase from GMAC, certain of such existing and future payment obligations arising or acquired from time to time;

            WHEREAS, the Purchaser desires to transfer and assign its interest in such payment obligations to Superior Wholesale Inventory Financing Trust [ ]
(the "ISSUER") pursuant to the Trust Sale and Servicing Agreement;

             WHEREAS, the Issuer desires to issue the Initial Securities to fund its acquisition of such payment obligations;

            WHEREAS, the Purchaser, the Issuer and GMAC (as the holder of such payment obligations not sold to the Purchaser hereunder) desire that the Servicer shall service such payment obligations; and

            WHEREAS, the Servicer is willing to service such payment obligations and related payment obligations in accordance with the terms hereof and of the Trust Sale and Servicing Agreement for the benefit of the Purchaser, GMAC, the Issuer and each other party identified or described herein or in the Trust Sale and Servicing Agreement as having an interest therein as owner, trustee, secured party or holder of the Securities (all such parties being collectively referred to herein as "INTERESTED PARTIES").

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01 DEFINITIONS. Certain capitalized terms used in the above recitals and in this Agreement are defined in and shall have the respective meanings assigned them in Part I of APPENDIX A to this Agreement. All references herein to "the Agreement" or "this Agreement" are to this Pooling and Servicing
Agreement as it may be amended, supplemented or modified from time to time, and all references herein to Articles, Sections and subsections are to Articles, Sections or subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

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                                  ARTICLE II
                   PURCHASE AND SALE OF ELIGIBLE RECEIVABLES

            SECTION 2.01PURCHASE AND SALE OF ELIGIBLE RECEIVABLES.

            (a) By execution of this  Agreement,  on the Initial  Closing  Date,
GMAC does hereby sell, transfer, assign and otherwise convey to the Purchaser, without recourse, all of its right, title and interest in, to and under all of the Eligible Receivables existing in the Accounts listed on the Schedule of Accounts (which is kept at locations listed in EXHIBIT A) as of the close of business on the Initial Cut-Off Date and all monies due or to become due thereon after the Initial Cut-Off Date, all Collateral Security with respect thereto and all amounts received with respect thereto (including all Interest Collections received in the calendar month in which the Initial Cut-Off Date occurs, whether or not received prior to the Initial Cut-Off Date) and all proceeds thereof
(including "proceeds" as defined in SECTION 9-306 of the UCC and Recoveries).

            (b) Subject to SECTION 6.02, as of each  Receivables  Purchase Date,
GMAC does hereby sell, transfer, assign and otherwise convey to the Purchaser, without recourse, all of its right, title and interest in, to and under all Eligible Receivables created or deemed created in the Accounts in the Pool of Accounts on such date and all monies due or to become due thereon after such date, all Collateral Security with respect thereto and all amounts received with respect thereto and all proceeds thereof (including "proceeds" as defined in SECTION 9-306 of the UCC and Recoveries).

            (c) It is the intention of GMAC and the Purchaser that the transfers and assignments contemplated by this Agreement shall constitute sales of the property described in SECTIONS 2.01(A) AND (B) from GMAC to the Purchaser and that the beneficial interest in and title to such property shall not be part of GMAC's estate in the event of the filing of a bankruptcy petition by or against GMAC under any Insolvency Law. The foregoing sales, transfers, assignments and conveyances and any subsequent sales, transfers, assignments and conveyances contemplated hereby do not constitute, and are not intended to result in, the creation or an assumption by the Purchaser of any obligation of the Servicer, GMAC (if GMAC is not the Servicer), General Motors or any other Person in connection with the Receivables described above or under any agreement or instrument relating thereto, including any obligation to any Dealers.

            (d) Subject to SECTION 2.06 and Article III hereof, GMAC shall retain all right, title and interest in, to and under the Receivables in the Accounts in the Pool of Accounts that GMAC has not transferred to the Purchaser hereunder. Such Receivables, together with any Receivables repurchased by GMAC or (so long as GMAC is the Servicer) the Servicer from the Purchaser or the Trust pursuant to this Agreement or the Trust Sale and Servicing Agreement, all monies due or to become due on such Receivables, all amounts received with respect thereto and all proceeds thereof (including "proceeds" as defined in SECTION 9-306 of the UCC and Recoveries) are collectively referred to herein as the "RETAINED PROPERTY".

     SECTION 2.02 PURCHASE PRICE. On the Initial Closing Date, in consideration for the sale of the property described in SECTION 2.01(A) to the Purchaser, the Purchaser shall pay to GMAC [$ ] (representing the aggregate principal balance of the Receivables as of the close of business on the Initial Cut-Off Date so sold on the Initial Closing Date) in immediately available

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funds,  and  GMAC  shall  deliver  to  the  Purchaser  an  executed   assignment
substantially in the form of EXHIBIT B hereto.  The Purchaser shall pay, subject to SECTION  6.02,  for  property  described  in SECTION 2.03 sold by GMAC to the
Purchaser on each Addition Date and property  described in SECTION  2.01(B) sold by GMAC to the Purchaser on each Receivables Purchase Date, a price equal to the principal balance of the Eligible Receivables to be purchased on each such date.
Such  purchase  price  shall be  payable by the  Purchaser  on each such date in immediately available funds.

            SECTION 2.03  ADDITION OF ACCOUNTS.
                          --------------------

            (a) OFFERS TO DESIGNATE ADDITIONAL ACCOUNTS. From time to time, GMAC may, at its option, offer to designate and the Purchaser may, at its option, request the designation of, one or more Accounts (each, an "ADDITIONAL ACCOUNT") to be included as Accounts in the Pool of Accounts, subject to the conditions specified in SECTION 2.03(B) below. If the Purchaser, at its option, elects to accept any such offer by GMAC or if GMAC, at its option, agrees to any such request of the Purchaser, GMAC shall sell and assign to the Purchaser, and the Purchaser shall purchase from GMAC, all of GMAC's right, title and interest in, to and under all of the Eligible Receivables in each such Additional Account as of the related Additional Cut-Off Date and all monies due or to become due thereon after such date, all Collateral Security with respect thereto, all amounts received with respect thereto and all proceeds thereof (including
"proceeds" as defined in SECTION 9-306 of the UCC and Recoveries), effective as of the Addition Date specified in a written notice provided by the Servicer, on behalf of GMAC, to the Purchaser (the "GMAC ADDITION NOTICE"). Effective as of each such Addition Date, such Additional Account shall be included in the Pool of Accounts and Eligible Receivables arising therein from and after the Additional Cut-Off Date shall be subject to purchase under SECTION 2.01(B) above. Each GMAC Addition Notice shall specify the related Additional Cut- Off
Date and shall be given (with a copy to the Rating Agencies) on or before the fifth Business Day but not more than 30 days prior to the related Addition Date.

            (b) CONDITIONS. GMAC shall be permitted to designate, and the Purchaser shall be permitted to accept the designation of, Additional Accounts, in accordance with SECTION 2.03(A) only upon satisfaction of each of the following conditions on or prior to the related Addition Date:

                  (i) GMAC shall  represent  that as of the  related  Additional
      Cut-Off Date each such Additional Account is an Eligible Account and that each Receivable arising thereunder identified as an Eligible Receivable and conveyed to the Purchaser on such Addition Date is an Eligible
      Receivable;

                  (ii) GMAC shall have delivered to the Purchaser a duly executed written assignment in substantially the form of EXHIBIT C and the list required to be delivered pursuant to SECTION 7.02(D);

                  (iii) GMAC shall have agreed to deliver to the Purchaser, for deposit in the Collection Account, to the extent required by the Trust
      Sale and Servicing Agreement, all Collections with respect to the Eligible
      Receivables  arising  in such  Additional  Accounts  since the  Additional
      Cut-Off Date within two Business Days after such Addition Date;

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                  (iv) as of the Addition  Date,  neither GMAC nor the Purchaser is  insolvent  nor shall any of them  have  been  made  insolvent  by such transfer nor is either of them aware of any pending insolvency;

                  (v) the Schedule of Accounts shall have been amended to reflect such Additional Accounts and the Schedule of Accounts as so amended shall be true and correct as of the Addition Date;

                  (vi) GMAC shall have delivered to the Purchaser a certificate of an Authorized Officer of GMAC confirming the items set forth in clauses
      (i) through (v) above;

                  (vii) the conditions set forth in SECTION 2.7(B) of the Trust Sale and
                                                    --------------
      Servicing Agreement shall have been satisfied; and

                  (viii)GMAC shall have delivered to the Purchaser an Opinion of Counsel of GMAC substantially in the form of EXHIBIT D.

            SECTION 2.04 OPTIONAL REMOVAL OF ACCOUNTS. From time to time, GMAC may, at its option, request from the Purchaser, and the Purchaser may, at its option, offer to GMAC, the right to designate an Account for removal from the Pool of Accounts. Subject to the satisfaction by the Purchaser of the conditions set forth in SECTION 2.8 of the Trust Sale and Servicing Agreement, GMAC, at its option, may accept offers to designate an Account for removal or request from the Purchaser the right to designate an Account for removal by furnishing a written notice (the "GMAC REMOVAL NOTICE") to the Purchaser not less than five
Business Days but not more than 30 days prior to the Removal  Commencement Date.
On and after the Removal Commencement Date with respect to a Selected Account, GMAC shall not transfer Receivables with respect to such Selected Account to the Purchaser. The Schedule of Accounts shall be amended to reflect such designation as of the Removal Commencement Date and to reflect such Account becoming a Removed Account as of the Removal Date. At any time after the Removal Date, at the written request of GMAC, the Purchaser shall assign to GMAC, without recourse, representation or warranty, effective as of the Removal Date, all of the Purchaser's right, title and interest in, to and under the Receivables arising in such Account and related Collateral Security.

     SECTION 2.05 REMOVAL OF INELIGIBLE ACCOUNTS. If at any time an Account shall be deemed a Selected Account as described in SECTION 2.9 of the Trust Sale and Servicing Agreement, the Purchaser shall give notice thereof to GMAC at the time it gives notice to the parties identified in such SECTION 2.9. From and after the Removal Commencement Date with respect to a Selected Account pursuant to such SECTION 2.9, GMAC shall not transfer Receivables with respect to such Selected Account to the Purchaser. The Schedule of Accounts shall be amended to reflect such designation as of the Removal Commencement Date and to reflect such Account becoming a Removed Account as of the Removal Date. At any time after such removal, at the written request of GMAC, the Purchaser shall assign to GMAC, without recourse, representation or warranty, effective as of the Removal
Date, all of the Purchaser's right, title and interest in, to and under the Receivables in such Account and related Collateral Security.

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     SECTION  2.06  CUSTODY  OF  DOCUMENTATION.  In  connection  with the  sale, transfer,  assignment and conveyance of the Receivables  and related  Collateral
Security in the Accounts in the Pool of Accounts to the Purchaser hereunder, the
Purchaser is executing  simultaneously herewith the Custodian Agreement with the
Custodian, pursuant to which the Purchaser shall revocably appoint the Custodian to act as agent of the  Purchaser  to  maintain  custody  of the  documents  and instruments (as more fully described in the Custodian Agreement) associated with such  Receivables,  which shall be  constructively  delivered to the  Purchaser.
GMAC, as the holder of the Retained Property, hereby consents to the appointment of the  Custodian to act as agent of GMAC to maintain  custody of the  documents and contracts (as more fully  described in the Custodian  Agreement)  associated with the Receivables  included therein and is simultaneously  herewith executing the Custodian  Agreement.  The Custodian  has accepted such  appointment  by the
Purchaser and GMAC under the Custodian Agreement.

                                  ARTICLE III
                  ADMINISTRATION AND SERVICING OF RECEIVABLES

     SECTION 3.01  APPOINTMENT  OF SERVICER AND ACCEPTANCE OF  APPOINTMENT.  The
Purchaser and GMAC hereby appoint the Servicer to act as Servicer with respect to the Eligible Receivables and the Receivables included in the Retained
Property, existing in or arising under the Accounts included in the Pool of Accounts from time to time and authorize the Servicer to perform the duties of Servicer under this Agreement and under the Trust Sale and Servicing Agreement.
The Servicer by execution of this Agreement and by execution of the Trust Sale and Servicing Agreement hereby accepts such appointment and the terms hereof and thereof.

            SECTION 3.02RIGHTS AND DUTIES OF THE SERVICER.

            (a)  The  Servicer   shall  manage,   service  and   administer  the
Receivables described in SECTION 3.01, including, without limitation, collecting
payments  due  under  the   Receivables   and  providing  for   charge-offs   of
uncollectible  Receivables,  with reasonable care and all in accordance with the
Servicer's  customary and usual  servicing  procedures  for servicing  wholesale receivables  comparable to the Receivables  which the Servicer  services for its own account,  including the Floor Plan Financing  Guidelines,  except insofar as any failure to do so would not have a material  adverse  effect on the interests of  Securityholders.  The Servicer shall have full power and  authority,  acting alone or through any party  properly  designated  by it  hereunder  or under the
Trust Sale and Servicing Agreement,  to do any and all things in connection with such  servicing  and  administration  which it may deem  necessary or desirable, including monitoring the insurance maintained by Dealers. The Servicer is hereby authorized to commence,  in its own name or in the name of any Interested Party,
a  Proceeding  to  enforce  any  Receivable   subject  hereto,  to  enforce  all
obligations  of GMAC and the Purchaser  under this Agreement and under the Trust
Sale and  Servicing  Agreement  or to commence or  participate  in a  Proceeding
(including without limitation a bankruptcy  proceeding) relating to or involving any such  Receivable.  If in any Proceeding it is held that the Servicer may not enforce a  Receivable  arising  under an Account in the Pool of  Accounts on the ground that it is not a real party in  interest or a holder  entitled to enforce such Receivable,  the Purchaser,  GMAC and each other Interested Party shall, at the  Servicer's  expense,  take  such  steps as the  Servicer  reasonably  deems necessary or appropriate to enforce the Receivable,  including  bringing suit in the name of such

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Person.  If the Servicer  commences or  participates in such a Proceeding in its own name, each Interested Party shall thereupon be deemed to have automatically assigned such Receivable to the Servicer for purposes of commencing or participating in any such Proceeding as a party or claimant, and the Servicer is hereby authorized and empowered to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such Proceeding. Each Interested
Party shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may reasonably deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement and the Trust Sale and Servicing Agreement. Except to the extent required by the preceding two sentences, the authority and rights granted to the Servicer in this SECTION 3.02 shall be nonexclusive and shall not be construed to be in derogation of the retention by any Interested Party (to the extent of its rights in a Receivable) of equivalent authority and rights.
Without  limiting the  generality  of the foregoing and subject to any Servicing
Default, the Servicer is hereby authorized and empowered, unless such power and authority is revoked by any Interested Party on account of the occurrence of such a Servicing Default, to:

                  (i) instruct the Issuer to make allocations, withdrawals and payments to or from the Collection Account, the Distribution Accounts, the Reserve Fund, the Cash Accumulation Reserve Fund and any other related bank accounts or funds as set forth in the Trust Sale and Servicing
      Agreement;

                  (ii) instruct the Issuer or any Interested Party to take any action required or permitted under any Specified Support Arrangement;

                  (iii) execute and deliver, on behalf of the Issuer for the benefit of any related Securityholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable requirements of law, to commence enforcement proceedings with respect to any such Receivable; and

                  (iv)  make  any  filings,  reports,   notices,   applications,
      registrations  with,  and seek any consents or  authorizations  from,  the
      Securities and Exchange  Commission and any State securities  authority on behalf of the Issuer as may be  necessary  or advisable to comply with any federal or State securities law or reporting requirement.

            (b) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables in the Accounts in the Pool of Accounts from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other receivables.
The Servicer shall, at its own expense, on or prior to the Initial Closing Date, in the case of the Initial Accounts, and on or prior to the applicable Addition
Date, in the case of Additional Accounts, indicate in its computer files that the Eligible Receivables in the Accounts in the Pool of Accounts have been sold and transferred by GMAC to the Purchaser hereunder and by the Purchaser to the Trust under the Trust Sale and Servicing Agreement.

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            (c) Except as otherwise  required to comply with all Requirements of
Law,  the  Servicer  may  change  the terms  and  provisions  of the Floor  Plan
Financing  Agreements  or the Floor Plan  Financing  Guidelines  in any  respect
(including the  calculation  of the amount or the timing of charge-offs  and the rate of the finance charge assessed thereon), only if:

                  (i)   in the reasonable belief of the Servicer, no Early
       Amortization Event shall occur as a result of such change;

                  (ii) such change is made applicable to the comparable segment of any similar portfolio of accounts serviced by the Servicer and not only to the Accounts in the Pool of Accounts; and

                  (iii) in the case of a reduction in the rate of such finance charges, the Servicer (and, if GMAC is not then the Servicer, GMAC) does not reasonably expect any such reduction, after considering amounts due and amounts payable under any Specified Support Agreements and Investment
      Proceeds for the related period, to result in the Net Receivables Rate for any Collection Period being less than the sum of (A) the weighted average of the rates of interest payable to all holders of Securities and (B) the Monthly Servicing Fee for the related period;

PROVIDED, HOWEVER, that nothing herein shall prevent the Servicer from modifying the terms of the Floor Plan Financing Agreement with any dealer on a case-by-case basis in a manner consistent with the Floor Plan Financing
Guidelines.

         SECTION 3.03 SERVICING COMPENSATION; PAYMENT OF CERTAIN EXPENSES BY THE
SERVICER. The Servicer is entitled to receive the Monthly Servicing Fee as described in the Trust Sale and Servicing Agreement. The Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for payment in accordance with the terms of the Trust Sale and Servicing Agreement.
Subject to any limitations on the Servicer's liability under the Trust Sale and Servicing Agreement, the Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement and the Trust Sale and Servicing Agreement (including disbursements of the Issuer, fees and disbursements of any trustees, accountants and outside auditors, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to Securityholders and all other fees and expenses not expressly stated under this Agreement or the Trust Sale and Servicing Agreement to be for the account of the Securityholders, but in no event including federal, state and local income and franchise taxes, if any, of the Issuer or any holder of the Securities).

            SECTION   3.04REPRESENTATIONS,   WARRANTIES  AND  COVENANTS  OF  THE
SERVICER.
            (a) The Servicer  hereby makes,  and any  successor  Servicer by its appointment  under  this  Agreement  and  under  the  Trust  Sale and  Servicing
Agreement  shall  make,  on  each  Closing  Date  (and on the  date of any  such appointment) the following representations, warranties

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and  covenants  on which the  Purchaser  relies in  accepting  and  holding  the
Receivables and the related Collateral Security hereunder and the Issuer shall rely in acquiring and holding such Receivables and the related Collateral
Security  under  the Trust  Sale and  Servicing  Agreement  and in  issuing  the
Securities:

                  (i) ORGANIZATION AND GOOD STANDING. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware (or, in the case of a Servicer other than GMAC, other applicable law of its jurisdiction of incorporation), with power and authority to own its properties and to conduct its businesses as such properties are presently owned and such businesses are presently conducted.

                  (ii) DUE  QUALIFICATION.  The Servicer is duly qualified to do
      business  and,  where  necessary,   is  in  good  standing  as  a  foreign
      corporation  (or is exempt from such  requirement)  and has  obtained  all necessary licenses and approvals in each jurisdiction in which the conduct of its businesses requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not have material adverse effect on its ability to perform its obligations under this Agreement.

                  (iii) POWER AND AUTHORITY. The Servicer has the power and authority to execute and deliver this Agreement and the Trust Sale and Servicing Agreement, to carry out the terms of each such agreement and to service the Accounts in the Pool of Accounts and the Receivables arising therein as provided herein and in the Trust Sale and Servicing Agreement, and the execution, delivery and performance of this Agreement and the Trust Sale and Servicing Agreement have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer.

                  (iv) BINDING OBLIGATION.  This Agreement constitutes,  and the
      Trust Sale and  Servicing  Agreement,  when duly executed and delivered by the Servicer, shall constitute, the legal, valid and binding obligation of the Servicer enforceable in accordance with their respective terms, except
      as   enforceability   may   be   limited   by   bankruptcy,    insolvency,
      reorganization,  moratorium  or other similar laws now or  hereinafter  in effect,  affecting the enforcement of creditors'  rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (v) NO VIOLATION. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement and the Trust Sale and Servicing Agreement by the Servicer and the fulfillment of the terms of this Agreement and the Trust Sale and Servicing Agreement by the Servicer, shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than pursuant to the Basic Documents), or violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer

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      of any Governmental Authority having jurisdiction over the Servicer or any of its  properties,  except where any such conflict or violation would not have a material  adverse effect on its ability to perform its  obligations under this Agreement or the Trust Sale and Servicing Agreement.

                  (vi) NO PROCEEDINGS. To the Servicer's knowledge, there are no Proceedings or investigations pending, or threatened, against the Servicer before any Governmental Authority having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or the Trust
      Sale and Servicing Agreement or any Securities issued thereunder, (B) seeking to prevent the issuance of the such Securities, the execution of this Agreement or the consummation of any of the transactions contemplated by this Agreement or the Trust Sale and Servicing Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity and enforceability of, this Agreement or the Trust Sale and Servicing
      Agreement.

                  (vii) COMPLIANCE WITH REQUIREMENTS OF LAW. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the Accounts to be serviced under this Agreement and the Trust Sale and Servicing Agreement, shall maintain in effect all qualifications required under Requirements of Law in order to service properly such Receivables and such Accounts and shall comply in all material respects with all Requirements of Law in connection with servicing such Receivables and such Accounts, except, in each case, where a failure to do so would not have a material adverse effect on the interests of the Securityholders.

                  (viii)NO  RESCISSION OR  CANCELLATION.  Except pursuant to the
      Floor Plan Financing Guidelines, the Servicer shall not permit any rescission or cancellation of any Receivable sold and assigned to the Purchaser hereunder that the Servicer services under this Agreement and the Trust Sale and Servicing Agreement, except as ordered by a court of competent jurisdiction or other Governmental Authority.

                  (ix) PROTECTION OF INTERESTED PARTY RIGHTS. The Servicer shall take no action, nor omit to take any action, which would impair the rights or interests of Interested Parties in the Receivables sold and assigned to the Purchaser hereunder that the Servicer services under this Agreement and the Trust Sale and Servicing Agreement or in the related Vehicle
      Collateral Security nor shall it reschedule, revise or defer payments due on any such Receivable except, in each case, in a manner consistent with the Floor Plan Financing Guidelines or as otherwise contemplated herein or in the Trust Sale and Servicing Agreement. The Servicer shall not permit any such Receivable to become subject to any right of set-off or any offsetting balance.

                  (x) NEGATIVE PLEDGE. Except for the conveyances hereunder to the Issuer pursuant to the Trust Sale and Servicing Agreement and the pledge of the Trust Estate to the Indenture Trustee pursuant to the Indenture, and as provided in SECTION 6.03, the Servicer shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist, any Lien on any Receivable sold and assigned to the Purchaser hereunder

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      (and any related Collateral  Security),  whether now existing or hereafter created, or any interest therein, and the Servicer shall defend the right, title and interest of the Purchaser,  the Issuer and any Interested  Party
      in, to and under such property, whether now existing or hereafter created, against  all  claims  of third  parties  claiming  through  or  under  the
      Purchaser  or the  Servicer.  The  Servicer  shall  notify  the  Purchaser promptly  after becoming aware of any Lien on such property other than the conveyances  hereunder or under the Trust Sale and Servicing  Agreement or the Indenture.

            (b)  NOTICE  OF  BREACH.  Upon  discovery  by the  Purchaser  or the
Servicer of a breach of any of the representations, warranties and covenants set forth in this SECTION 3.04, the party discovering such breach shall give prompt written notice to the other party.

            (c) PURCHASE OF RECEIVABLES.  If any covenants of the Servicer under
SECTION 3.04(A)(VIII), (IX) OR (X) has not been complied with in all material respects with respect to any Eligible Receivable or Account in the Pool of Accounts and such noncompliance has a material adverse effect on the interests of Securityholders or any other Interested Parties in such Receivable or such Account, the Servicer shall purchase such Receivable (or, in the case of a breach affecting less than the entire principal amount of a Receivable, to the extent of the breach) or all Eligible Receivables under such Account (each, an "ADMINISTRATIVE RECEIVABLE") from the Issuer, on the terms and conditions set forth in this SECTION 3.04.

            (d) PAYMENT OF PURCHASE  PRICE.  The Servicer  shall  purchase  each
Administrative Receivable no later than two Business Days (or such other period as may be agreed by the Applicable Trustee) following discovery by the Servicer
(including through the receipt of notice thereof) of the event giving rise to such Administrative Receivable by depositing in the Collection Account, on the date on which such purchase is deemed to occur, an amount (in immediately available funds) equal to the principal amount of such Receivable plus accrued and unpaid interest thereon through the date of purchase. The amount so deposited with respect to a Receivable (an "ADMINISTRATIVE PURCHASE PAYMENT") shall be included in Trust Principal Collections (to the extent of the principal amount of such Receivable) and Interest Collections (as to the remainder of such amount) on such date and shall be applied in accordance with the terms of this Agreement and the Trust Sale and Servicing Agreement.

            (e)  SOLE  REMEDY.  The  obligation  of  the  Servicer  to  purchase
Receivables as described in this SECTION 3.04, and to make the deposits required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to any Securityholders, the Purchaser, the Owner Trustee, the Indenture Trustee or the Issuer.

            SECTION 3.05  SERVICER'S ACCOUNTING AND REPORTS.

            (a) On or before each Determination Date, the Servicer shall deliver to the Purchaser, the Owner Trustee, the Indenture Trustee and the Rating
Agencies a  Servicer's  Accounting  with  respect to the  immediately  preceding
Collection Period executed by an Authorized Officer of the Servicer containing all information necessary for making the allocations, deposits and distributions required by the Trust Sale and Servicing Agreement, the Trust Agreement and the

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Indenture on the related  Distribution  Date, and all  information  necessary to
each  such  party  for   sending   any   statements   required  to  be  sent  to
Securityholders  with respect to such Distribution Date under the Trust Sale and
Servicing Agreement.

            (b) On each Business Day, the Servicer shall deliver to the Indenture Trustee a Servicer's Accounting executed by an Authorized Officer of the Servicer containing the Daily Trust Balance, the Daily Trust Invested Amount and all related amounts to the extent necessary to determine the Cash Collateral
Amount for such date as described in SECTION 4.5(D) of the Trust Sale and Servicing Agreement.

            (c) At any time that GMAC does not have a long-term rating of at least BBB- from Standard & Poor's and at least Baa3 from Moody's, the Servicer shall identify on a daily basis all Eligible Receivables and, on or before each Determination Date, the Servicer shall deliver to the Owner Trustee a list identifying all Eligible Receivables as of the last day of the related
Collection Period.

     SECTION 3.06  PRE-CLOSING  COLLECTIONS.  Within two Business Days after the
Initial Closing Date, GMAC shall deliver to the Purchaser all collections on the Receivables in the Accounts in the Pool of Accounts held by GMAC on the Initial
Closing Date to the extent such collections would be required to be on deposit on such date if this Agreement and the Trust Sale and Servicing Agreement had been in effect from and after the Initial Cut-Off Date and the Revolving Period had commenced on such date. The Purchaser hereby directs GMAC to deposit such amount on its behalf into the Collection Account.

            SECTION 3.07COLLECTIONS RECEIVED BY GMAC. GMAC hereby agrees to deliver all Collections on the Receivables in the Accounts in the Pool of Accounts received by GMAC from or on behalf of Dealers to the Servicer and consents to the application, allocation and distribution thereof in accordance with the terms and provisions of this Agreement and the Trust Sale and Servicing
Agreement.

                                  ARTICLE IV
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

     SECTION  4.01  REPRESENTATIONS  AND  WARRANTIES  OF  GMAC  RELATING  TO THE
ACCOUNTS AND THE RECEIVABLES.

            (a) REPRESENTATIONS AND WARRANTIES. As of the dates set forth below, GMAC makes the following representations and warranties to the Purchaser as to the Accounts in the Pool of Accounts and the Receivables sold to the Purchaser hereunder, on which the Purchaser relies in accepting such Receivables:

               (i) as of the Initial Cut-Off Date, each Account included in the Pool of Accounts is an Eligible Account;



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                  (ii) as of the Initial  Cut-Off Date,  each Receivable that is identified as an Eligible  Receivable and conveyed to the Purchaser on the
      Initial Closing Date is an Eligible Receivable;

                  (iii)  as  of  each  Additional  Cut-Off  Date,  each  related
      Additional Account is an Eligible Account and each Receivable arising thereunder that is identified as an Eligible Receivable and conveyed to the Purchaser on the related Addition Date is an Eligible Receivable; and

                  (iv) as of each date that Receivables are sold and transferred hereunder pursuant to SECTION 2.01(B), each Receivable that is identified as an Eligible Receivable and so conveyed to the Purchaser on such date is an Eligible Receivable.

            (b) SURVIVAL; NOTICE OF BREACH. The representations and warranties set forth in this SECTION 4.01 shall survive the transfer and assignment of the Eligible Receivables in the Accounts in the Pool of Accounts and related items to the Purchaser from time to time and the subsequent assignment and transfer of its interests therein to the Issuer pursuant to the Trust Sale and Servicing
Agreement. Upon discovery by GMAC or the Purchaser of a breach of any of the representations and warranties set forth in this SECTION 4.01, the party discovering such breach shall give prompt written notice to the other party.

            (c) REPURCHASE. GMAC acknowledges that the Purchaser shall assign its rights and remedies hereunder with respect to the Eligible Receivables arising in the Accounts in the Pool of Accounts to the Issuer under the Trust
Sale and Servicing Agreement. GMAC hereby covenants and agrees with the Purchaser that (i) in the event of a breach of any of GMAC's representations and warranties contained in SECTION 4.01(A) with respect to any Receivable or with respect to any Account that materially and adversely affects the interests of the Purchaser or the Trust in any Receivable or (ii) in the event that the payment of all or a portion of the principal amount of any Receivable held by the Purchaser or the Trust is deferred pursuant to DPP or any other instalment sales program or similar arrangement, unless and to the extent such breach or deferral shall have been cured in all material respects, GMAC shall repurchase the interest of the Issuer in such Receivable (to the extent of such breach or deferral) on the date and for the amount specified in SECTION 2.5 of the Trust
Sale and Servicing Agreement, without further notice from the Purchaser hereunder and without any representation, warranty or recourse from the Purchaser or the Issuer. Without limiting the generality of the foregoing, a Receivable shall not be an Eligible Receivable, and thus shall be subject to repurchase, if and to the extent that, (A) the Servicer adjusts downward the principal amount of such Receivable because of a rebate, refund, credit adjustment or billing error to the related Dealer or (B) such Receivable was created in respect of a Vehicle which was refused or returned by the related
Dealer.

            (d) SOLE REMEDY. The obligation of GMAC to repurchase any Receivable shall constitute the sole remedy respecting the event giving rise to such obligation available to the Purchaser and to any Interested Party.

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     SECTION 4.02  REPRESENTATIONS  AND  WARRANTIES OF GMAC RELATING TO GMAC AND
THE AGREEMENT.

            (a) REPRESENTATIONS AND WARRANTIES. GMAC, in its capacity as seller, hereby makes as of each Closing Date the following representations and warranties on which the Purchaser relies. The following representations and warranties shall survive the sale, transfer and assignment of the Receivables hereunder:

                  (i) ORGANIZATION AND GOOD STANDING. GMAC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its businesses as such properties are presently owned and such businesses are presently conducted;

                  (ii) DUE QUALIFICATION. GMAC is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its businesses requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under this Agreement;

                  (iii) POWER AND AUTHORITY. GMAC has the power and authority to execute and deliver this Agreement, to carry out its terms, and to consummate the transactions contemplated herein, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by GMAC by all necessary corporate action on the part of GMAC;

                  (iv) NO VIOLATION. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement by GMAC shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of GMAC, or any indenture, agreement, mortgage, deed of trust or other instrument to which GMAC is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than pursuant to the Basic Documents) or violate any law or, to the best of GMAC's knowledge, any order, rule or regulation applicable to GMAC of any Governmental Authority having jurisdiction over GMAC or any of its properties, except where any such conflict or violation would not have a material adverse effect on its ability to perform its obligations with respect to the Purchaser or any Interested Party under this Agreement or the Trust Sale and Servicing Agreement;

                  (v)  NO  PROCEEDINGS.   To  GMAC's  knowledge,  there  are  no
      Proceedings or investigations pending, or threatened,  against GMAC before any Governmental Authority having jurisdiction over GMAC or its properties
      (A)  asserting  the  invalidity  of this  Agreement,  the  Trust  Sale and
      Servicing  Agreement,   the  Custodian  Agreement  or  the  Administration
      Agreement, (B) seeking to prevent the execution of this Agreement or the

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      consummation  of any of the  transactions  contemplated by this Agreement, the Trust Sale and Servicing  Agreement,  the  Custodian  Agreement or the
      Administration  Agreement or (C) seeking any  determination or ruling that might  materially  and  adversely  affect the  performance  by GMAC of its obligations  under, or the validity or enforceability  of, this Agreement, the Trust Sale and Servicing  Agreement,  the  Custodian  Agreement or the
      Administration Agreement;

                  (vi) BINDING OBLIGATION. This Agreement constitutes a legal, valid and binding obligation of GMAC, enforceable against GMAC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                  (vii)  RECORD OF  ACCOUNTS.  The  Schedule  of  Accounts is an
      accurate  and  complete  listing in all  material  respects  of all of the
      Accounts in the Pool of Accounts  as of the  Initial  Cut-Off  Date or the
      applicable   Additional  Cut-Off  Date,  as  the  case  may  be,  and  the information  contained  therein  with  respect  to the  identity  of  such
      Accounts is true and correct in all material respects; and

                  (viii)VALID SALE. With respect to the Initial  Accounts,  this
      Agreement  and the  related  assignment  to be  delivered  on the  Initial
      Closing  Date  or,  in  the  case  of  Additional  Accounts,  the  related assignment  as  described  in  SECTION  2.03(B),  when duly  executed  and delivered,  shall constitute a valid sale,  transfer and assignment to the
      Purchaser  of all right,  title and  interest of GMAC in, to and under the
      Eligible  Receivables   thereunder  and  the  related  Vehicle  Collateral
      Security,  whether then existing or thereafter  created,  and the proceeds thereof, enforceable against creditors of and purchasers from GMAC. To the extent  such  filings  are  required  therefor,  upon  the  filing  of the financing  statements  described in SECTION  7.02(A)  (and, in the case of
      Eligible  Receivables  hereafter  created in the  Accounts  in the Pool of
      Accounts  and  the  proceeds  thereof,  upon  the  creation  thereof)  the
      Purchaser shall have a first priority perfected ownership interest in such property,  except for Liens  permitted  under SECTION  4.04(A).  Except as otherwise  provided  in the Trust  Sale and  Servicing  Agreement  or this
      Agreement, neither General Motors, GMAC nor any Person claiming through or under  General  Motors or GMAC has any claim to or  interest  in the Trust
      Estate.

            (b) SURVIVAL; NOTICE OF BREACH. The representations and warranties set forth in this SECTION 4.02 shall survive the transfer and assignment of the Receivables and related items to the Purchaser hereunder and the subsequent assignment and transfer of its interests therein to the Issuer pursuant to the Trust Sale and Servicing Agreement. Upon discovery by GMAC or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party.

            (c)  REPURCHASE.  If (i)  the  Purchaser  is  required  to  purchase
Receivables and related Collateral Security pursuant to SECTION 3.1(C) of the Trust Sale and Servicing Agreement and (ii) the condition giving rise to such purchase obligation shall also constitute a breach of a

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



representation or warranty pursuant to SECTION 4.02(A), GMAC shall repurchase such Receivables and such Collateral Security and shall pay to the Purchaser, prior to the time the Purchaser is required to pay such amount pursuant to the Trust Sale and Servicing Agreement, an amount equal to the Reassignment Amount.

            (d) SOLE REMEDY. The obligation of GMAC to purchase such Receivables and such Collateral Security pursuant to this SECTION 4.02 shall constitute the sole remedy available to the Purchaser and to any Interested Party against GMAC respecting the event giving rise to such obligation.

     SECTION 4.03 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to GMAC as of each Closing Date that:

            (a) ORGANIZATION AND GOOD STANDING. The Purchaser has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire and own the Eligible Receivables arising in the Accounts in the Pool of Accounts and the Collateral Security related thereto;

            (b) DUE QUALIFICATION. The Purchaser is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under this Agreement;

            (c) POWER AND  AUTHORITY.  The Purchaser has the power and authority to execute and deliver this Agreement,  to carry out its terms and to consummate
the  transactions   contemplated   herein,  and  the  execution,   delivery  and
performance  of  this  Agreement  and  the   consummation  of  the  transactions
contemplated  herein have been duly authorized by the Purchaser by all necessary corporate action on the part of the Purchaser;

            (d)  NO  VIOLATION.   The  execution  of  this   Agreement  and  the
consummation of the transactions contemplated by this Agreement by the Purchaser and the  fulfillment of the terms of this  Agreement by the Purchaser  shall not conflict  with,  result in any breach of any of the terms and  provisions  of or constitute  (with or  without  notice  or lapse of time) a  default  under,  the certificate  of  incorporation  or by-laws of the  Purchaser,  or any indenture, agreement, mortgage, deed of trust or other instrument to which the Purchaser is a party or by which it is bound,  or result in the creation or imposition of any
Lien upon any of its  properties  pursuant  to the terms of any such  indenture, agreement,  mortgage,  deed of trust or other instrument (other than pursuant to the Basic  Documents),  or  violate  any law or, to the best of the  Purchaser's knowledge,  any order,  rule or  regulation  applicable  to the Purchaser of any
Governmental  Authority  having  jurisdiction  over the  Purchaser or any of its properties,  except  where  any such  conflict  or  violation  would  not have a material  adverse effect on its ability to perform its obligations  with respect to GMAC or any  Interested  Party  under  this  Agreement  or the Trust Sale and
Servicing Agreement;

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            (e) NO  PROCEEDINGS.  To the  Purchaser's  knowledge,  there  are no
Proceedings or  investigations  pending,  or  threatened,  against the Purchaser before any Governmental  Authority having jurisdiction over the Purchaser or its properties  (i) asserting  the  invalidity  of this  Agreement,  (ii) seeking to prevent  the  execution  of this  Agreement  or the  consummation  of any of the transactions  contemplated by this Agreement or (iii) seeking any  determination or ruling that might  materially  and adversely  affect the  performance  by the
Purchaser of its obligations  under, or the validity or enforceability  of, this
Agreement; and

            (f) BINDING OBLIGATION. This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and by general principles or equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            SECTION 4.04  COVENANTS OF GMAC.  GMAC hereby covenants that:
                          -----------------

            (a) NEGATIVE PLEDGE. Except for the conveyances hereunder and under the Trust Sale and Servicing Agreement and the pledge of the Trust Estate to the Indenture Trustee under the Indenture and as provided in SECTION 6.03, GMAC shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist, any Lien on any Eligible Receivable in any Account in the Pool of Accounts (and any related Vehicle Collateral
Security), whether now existing or hereafter created, or any interest therein, and GMAC shall defend the right, title and interest of the Purchaser and any Interested Party in, to and under such property, whether now existing or hereafter created, against all claims of third parties claiming through or under GMAC. GMAC shall notify the Purchaser and the Issuer promptly after becoming aware of any Lien on any such property other than the conveyances hereunder or under the Trust Sale and Servicing Agreement or the Indenture. Nothing herein shall prohibit GMAC from granting, creating, incurring or suffering to exist any Lien on all or any portion of the Retained Property.

            (b) DELIVERY OF COLLECTIONS. All payments received by GMAC from or on behalf of a Dealer in respect of Receivables in any Accounts in the Pool of Accounts or any Collateral Security (except as contemplated in SECTION 6.03 with respect to any property constituting Common Collateral that is not Vehicle
Collateral Security in connection with any Other Indebtedness) shall be received by GMAC in its capacity as Servicer, unless GMAC is no longer the Servicer, in which case GMAC shall deliver all such payments to the Servicer as soon as practicable after receipt thereof, but in no event later than two Business Days after receipt thereof.

            (c) COMPLIANCE WITH REQUIREMENTS OF LAW. GMAC shall comply in all material respects with all Requirements of Law applicable to GMAC, except where any such failure to comply would not have a material adverse effect on its ability to perform its obligations under this Agreement.

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            (d) NO  PETITION.  Neither the  Servicer  nor GMAC shall at any time institute  against the Purchaser any  bankruptcy,  reorganization,  arrangement, insolvency or liquidation  proceedings,  or other  proceedings  under any United
States Federal or state bankruptcy or similar law.

                                   ARTICLE V
                       CERTAIN MATTERS RELATING TO GMAC

            SECTION  5.01  MERGER  OR  CONSOLIDATION OF, OR  ASSUMPTION  OF  THE
OBLIGATIONS OF, GMAC.

            (a) Notwithstanding anything to the contrary in this Agreement, any Person (i) into which GMAC may be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which GMAC shall be a party, (iii) succeeding to the business of GMAC or (iv) more than 50% of the voting interests of which is owned, directly or indirectly, by General Motors and which is otherwise originating receivables, which Person in any of the foregoing cases
(other than GMAC as the surviving entity of such merger or consolidation) executes an agreement of assumption to perform every obligation of GMAC, as seller, under this Agreement and the Trust Sale and Servicing Agreement, shall be the successor to GMAC under this Agreement, as seller, without the execution or filing of any document or any further act on the part of any of the parties to this Agreement or the Trust Sale and Servicing Agreement, anything in this Agreement to the contrary notwithstanding.

            (b) GMAC shall provide notice of any merger, consolidation or succession pursuant to this SECTION 5.01 to the Rating Agencies.

            SECTION 5.02 GMAC INDEMNIFICATION OF THE PURCHASER. GMAC shall indemnify the Purchaser for any liability as a result of the failure of an Eligible Receivable sold hereunder to be originated in compliance with all Requirements of Law. This indemnity obligation shall be in addition to any obligation that GMAC may otherwise have.

     SECTION 5.03 GMAC ACKNOWLEDGMENT OF TRANSFERS TO THE ISSUER. By its execution of the Trust Sale and Servicing Agreement, GMAC acknowledges that the Purchaser shall, pursuant to the Trust Sale and Servicing Agreement, transfer the Receivables purchased hereunder and related Collateral Security to the Issuer and assign its rights associated therewith under this Agreement to the Issuer, subject to the terms and conditions of the Trust Sale and Servicing
Agreement, and that the Issuer shall in turn further pledge, assign or transfer its rights in such property and this Agreement to the Indenture Trustee under the Indenture. GMAC further acknowledges that the Purchaser shall assign its rights under the Custodian Agreement to the Issuer.

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



                                  ARTICLE VI
                             ADDITIONAL AGREEMENTS

            SECTION 6.01  ADDITIONAL OBLIGATIONS OF GMAC AND THE PURCHASER.

            (a) SUPPLEMENTAL  PRINCIPAL  ALLOCATIONS.  On or before the Business
Day  prior  to each  Distribution  Date  for the Wind  Down  Period  or an Early
Amortization Period, GMAC shall deposit into the Collection Account, on behalf of the Purchaser, an amount equal to the Supplemental Principal Allocation for such Distribution Date. Such amount shall be recorded as an advance under the Intercompany Advance Agreement and shall bear interest and be payable as provided therein.

            (b) REMOVED ACCOUNTS. With respect to each Removed Account, if and to the extent that any related Receivable held by the Trust on the related
Removal Commencement Date (determined without giving effect to the special allocation of Principal Collections pursuant to SECTION 2.8(C) OR SECTION
2.9(B), as applicable, of the Trust Sale and Servicing Agreement) is charged-off as uncollectible at any time following the related Removal Date, the Purchaser shall pay the amount so charged-off to GMAC.

            SECTION 6.02  EFFECT OF INVOLUNTARY CASE INVOLVING GMAC.

            (a) SUSPENSION OF PURCHASES. The Purchaser shall suspend the purchase (and GMAC shall suspend the sale) of Receivables hereunder if either party shall receive notice at its principal corporate office that GMAC has become an involuntary party to (or has been made the subject of) any proceeding provided for by any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to GMAC or relating to all or substantially all of its property (an "INVOLUNTARY CASE").

            (b) RESUMPTION OF PURCHASES. Notwithstanding any cessation or suspension of purchases pursuant to SECTION 6.02(A), if GMAC or the Purchaser has obtained an order from the court having jurisdiction over an Involuntary
Case approving the continuation of the sale of Receivables by GMAC to the Purchaser and/or approving the sale of Receivables originating in the Accounts in the Pool of Accounts since the date of the suspension of such sales on the same terms (including SECTION 6.03 hereof) as, or on terms that do not have a material adverse effect on Securityholders as compared to, the terms in effect prior to the commencement of such Involuntary Case, and further providing that the Purchaser and any of its transferees (including the Issuer) may rely on such order for the validity and nonavoidance of such transfer (the "ORDER"), the Purchaser may resume the purchase (and GMAC may resume the sale) of Receivables pursuant to the terms hereof; PROVIDED, HOWEVER, that so long as such Involuntary Case shall continue, notwithstanding anything in this Agreement to the contrary, the purchase price of such Receivables (which shall not be less than reasonably equivalent value therefor or greater than the principal balance thereof) shall be paid by the Purchaser to GMAC in cash not later than the same
Business Day of any such sale, and such Receivables shall be considered transferred to the Purchaser only to the extent that the purchase price therefor has been paid in cash on the same Business Day.

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



            (c) CESSATION OF PURCHASES. If an Order is obtained but subsequently is reversed or rescinded or expires,  the Purchaser shall  immediately  cease to purchase  (and GMAC  shall  immediately  cease to sell)  Receivables  hereunder.
Notwithstanding  anything  contained in SECTION 6.02(B),  if an Involuntary Case has not been  dismissed by the first  Business Day  following  the 60 day period beginning  on the day on which  notice of an  Involuntary  Case was  received by either  party,  whether or not an Order was obtained,  the  Purchaser  shall not
thereafter  purchase   Receivables  from  GMAC  hereunder  and  GMAC  shall  not
thereafter  designate  Additional Accounts for transfer to the Purchaser or sell
Receivables hereunder.

            SECTION 6.03  INTERCREDITOR AGREEMENTS.
                          ------------------------

            (a) COMMON COLLATERAL. In connection with loans or advances made or to be made by GMAC to a Dealer from time to time other than pursuant to an Account (collectively, "OTHER INDEBTEDNESS"), GMAC may have a security interest in property constituting Collateral Security (the "COMMON COLLATERAL").

            (b) AGREEMENTS OF GMAC WITH RESPECT TO COMMON COLLATERAL. GMAC agrees that with respect to the Receivables of each Dealer:

                  (i) GMAC's security interest in any Common Collateral that is Vehicle Collateral Security (and the proceeds thereof) in connection with any Other Indebtedness is subordinate to the security interest therein in connection with such Receivables and assigned to the Purchaser hereunder;

                  (ii) GMAC  shall not apply  the  proceeds  of any such  Common
      Collateral that is Vehicle Collateral Security in connection with any Other Indebtedness in any manner that is materially adverse to the Purchaser or the Issuer and the Securityholders until all required payments in respect of such Receivable have been made; and

                  (iii) in realizing upon any such Common Collateral that is Vehicle Collateral Security in connection with any such Receivables, neither the Purchaser nor the Issuer (nor the Servicer on behalf of either) shall be obligated to protect or preserve the rights of GMAC in such Common Collateral.

            (c) AGREEMENTS OF THE PURCHASER  WITH RESPECT TO COMMON  COLLATERAL.
The Purchaser agrees that with respect to the Receivables of each Dealer:

                  (i) the Purchaser's security interest in any Common Collateral that is not Vehicle Collateral Security (and the proceeds thereof) in connection with such Receivables assigned to the Purchaser hereunder is subordinate to the security interest therein in connection with any Other
      Indebtedness;

                  (ii) the Purchaser (or the Servicer on its behalf) shall not apply the proceeds of any such Common Collateral that is not Vehicle
      Collateral Security in connection with any such Receivables in any manner that is materially adverse to GMAC until all required payments in respect of such Other Indebtedness have been made; and

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




                  (iii) in realizing upon any such Common Collateral that is not Vehicle Collateral Security in connection with such Other Indebtedness,
      GMAC shall not be obligated to protect or preserve the rights of the Purchaser or the Issuer in such Collateral Security.

            (d) OBLIGATIONS OF ISSUER. The Trust Sale and Servicing Agreement shall provide that the Issuer is subject to this SECTION 6.03.

            (e) OBLIGATIONS OF ASSIGNEES AND TRANSFEREES. If, other than pursuant hereto, GMAC in any manner assigns or transfers any right or obligation with respect to any Other Indebtedness or any property constituting Common
Collateral, GMAC shall make such assignment or transfer subject to the provisions of this SECTION 6.03 and shall require such assignee or transferee to acknowledge that it takes such assignment or transfer subject to the provisions of this SECTION 6.03 and to agree that it shall require the same acknowledgment from any subsequent assignee or transferee.

                                  ARTICLE VII
                           MISCELLANEOUS PROVISIONS

            SECTION 7.01 AMENDMENT. This Agreement may be amended from time to time (subject to SECTION 10.1(G) of the Trust Sale and Servicing Agreement) by a written amendment duly executed and delivered by GMAC and the Purchaser.

            SECTION  7.02  PROTECTION OF RIGHT,  TITLE  AND  INTEREST  IN AND TO
RECEIVABLES.

            (a) GMAC or the Purchaser or both shall execute and file such financing statements and cause to be executed and filed such continuation statements or other statements, all in such manner and in such places as may be required by law fully to evidence, preserve, maintain and protect the interest of the Purchaser hereunder in the Eligible Receivables arising in the Accounts in the Pool of Accounts and the related Collateral Security and in the proceeds thereof (including, without limitation, UCC-1 financing statements on or prior to the Initial Closing Date). GMAC shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

            (b) Within 60 days after GMAC makes any change in its name, identity or corporate structure that would make any financing statement or continuation statement filed in accordance with SECTION 7.02(A) seriously misleading within the meaning of SECTION 9-402(7) of the UCC, GMAC shall give the Purchaser notice of any such change.

            (c) GMAC shall give the Purchaser at least 60 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. GMAC shall at all times maintain its principal executive office within the United States of America.

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




            (d) In connection with the sale and transfer hereunder of the Receivables in the Accounts in the Pool of Accounts and the related Collateral
Security from GMAC to the Purchaser, GMAC shall, at its own expense, on or prior to the Initial Closing Date, in the case of the Initial Accounts, and on or prior to the applicable Addition Date, in the case of Additional Accounts, (i) indicate in its computer files that the Eligible Receivables in the Accounts in the Pool of Accounts have been sold and transferred, and the Collateral Security assigned, to the Purchaser pursuant to this Agreement and that such property has been sold and transferred to the Issuer pursuant to the Trust Sale and Servicing
Agreement and (ii) deliver to the Purchaser a true and complete list of all such Accounts specifying for each such Account, as of the Initial Cut-Off Date, in the case of the Initial Accounts, and as of the applicable Additional Cut-Off
Date, in the case of Additional Accounts, its account number and the outstanding principal balance of Eligible Receivables in such Account. Such list, as supplemented from time to time to reflect Additional Accounts, Selected Accounts and Removed Accounts (including Accounts removed as described in SECTION 2.05), shall be the Schedule of Accounts and is hereby incorporated into and made a part of this Agreement.

            (e) The Servicer shall furnish to the Purchaser at any time upon request a list of all Accounts then included in the Pool of Accounts, together with a reconciliation of such list to the Schedule of Accounts as initially furnished pursuant to the Trust Sale and Servicing Agreement and to each notice furnished before such request indicating removal from or addition to the Accounts in the Pool of Accounts.

            SECTION 7.03 COSTS AND EXPENSES. GMAC agrees to pay all reasonable out-of-pocket costs and expenses of the Purchaser, including fees and expenses of counsel, in connection with the perfection as against third parties of the Purchaser's right, title and interest in, to and under the Receivables sold hereunder and the enforcement of any obligation of GMAC hereunder.

            SECTION  7.04  GOVERNING  LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO
THE PRINCIPLES OF CONFLICTS OF LAW THEREOF OR OF ANY OTHER JURISDICTION, AND THE
OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN
ACCORDANCE WITH SUCH LAWS.

            SECTION 7.05 NOTICES. All demands, notices and communications upon or to GMAC, the Purchaser, or any other Person identified in SECTION 10.3 of the Trust Sale and Servicing Agreement under this Agreement shall be delivered as specified in APPENDIX B to the Trust Sale and Servicing Agreement.

            SECTION  7.06 SEVERABILITY OF PROVISIONS. If any one or more of the covenants,  agreements,  provisions  or terms of this  Agreement  shall  for any reason whatsoever be held invalid, then such covenants,  agreements,  provisions or terms shall be deemed enforceable to the fullest extent permitted, and if not
so  permitted,   shall  be  deemed  severable  from  the  remaining   covenants,
agreements, provisions or terms of this Agreement and shall in no way affect the validity or

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



enforceability of the other provisions of this Agreement or of any Securities or rights of any Interested Parties.

            SECTION 7.07 ASSIGNMENT. Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by GMAC without the prior written consent of the Purchaser and the Issuer. The Purchaser may assign all or a portion of its rights, remedies, powers and privileges under this Agreement to the Issuer pursuant to the Trust Sale and Servicing Agreement.

            SECTION 7.08 FURTHER ASSURANCES. GMAC and the Purchaser agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party to more fully effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the Uniform Commercial Code of any applicable jurisdiction and to evidence the repurchase of any interest in any Receivable by GMAC or the Servicer.

            SECTION 7.09 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Purchaser in exercising any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

            SECTION 7.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

            SECTION 7.11 THIRD-PARTY BENEFICIARIES.This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Interested Parties and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person shall have any right or obligation hereunder.

            SECTION 7.12 MERGER AND INTEGRATION. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

            SECTION 7.13 CONFIDENTIAL INFORMATION. The Purchaser agrees that it shall neither use nor disclose to any Person the names and addresses of Dealers, except in connection with the enforcement of the Purchaser's rights hereunder, under the Trust Sale and Servicing Agreement, under the Receivables or as required by law.

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



            SECTION 7.14 HEADINGS. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

            SECTION 7.15 TERMINATION. This Agreement (except for SECTION 5.02) shall terminate immediately after the termination of the Trust Sale and Servicing Agreement; PROVIDED, that if at the time of the termination of the Trust Sale and Servicing Agreement, the Purchaser has not made all payments to GMAC required to be made under SECTION 6.01, this Agreement (except for SECTION
5.02) shall not terminate until immediately after all such payments have been made.

            SECTION  7.16.  NO  PETITION  COVENANTS.  Notwithstanding  any prior termination  of this  Agreement,  GMAC shall not, prior to the date which is one year and one day after the final  distribution with respect to the Securities to the  Note  Distribution  Account,  the  Revolver  Distribution  Account  or  the
Certificate  Distribution  Account,  as  applicable,   acquiesce,   petition  or
otherwise  invoke or cause the  Purchaser  to invoke the process of any court or governmental  authority  for the  purpose of  commencing  or  sustaining  a case against the  Purchaser  under any  federal or state  bankruptcy,  insolvency  or similar law or appointing a receiver, liquidator,  assignee, trustee, custodian, sequestrator or other similar  official of the Purchaser or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the
Purchaser.

                              *     *     *     *


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



            IN WITNESS WHEREOF, the parties hereby have caused this Pooling and Servicing Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

                              GENERAL MOTORS ACCEPTANCE CORPORATION,
                              Seller and Servicer

                              By:
                                    Name:
                                    Title:



                              WHOLESALE AUTO RECEIVABLES CORPORATION,
                              Purchaser

                              By:
                                    Name:
                                    Title:




                                                                     EXHIBIT A

                           LIST OF LOCATIONS OF THE
                             SCHEDULE OF ACCOUNTS

                          The Schedule of Accounts is
                           on file at the offices of:


            1.    The Indenture Trustee

            2.    The Owner Trustee

            3.    General Motors Acceptance Corporation

            4.    Wholesale Auto Receivables Corporation

                                                                     EXHIBIT B

                  FORM OF ASSIGNMENT FOR INITIAL CLOSING DATE

            For value received, in accordance with the Pooling and Servicing Agreement, dated as of ________, ____ (the "POOLING AND SERVICING AGREEMENT"), between General Motors Acceptance Corporation, a Delaware corporation ("GMAC"), and Wholesale Auto Receivables Corporation, a Delaware corporation (the "PURCHASER"), GMAC does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse, all of its right, title and interest in, to and under all of the Eligible Receivables existing in the Accounts listed in the Schedule of Accounts as of the close of business on the Initial Cut-Off Date and, so long as each such Account is included in the Pool of Accounts, all Eligible Receivables created or deemed created thereunder on each Receivables Purchase Date and all monies due or to become due thereon after the Initial Cut-Off Date or such Receivables Purchase Date, as appropriate, all Collateral Security with respect thereto and all amounts received with respect thereto and all proceeds thereof (including "proceeds" as defined in SECTION 9-306 of the UCC and Recoveries).

            The foregoing sale, transfer, assignment and conveyance and any sales, transfers, assignments and conveyances subsequent to the date hereof do not constitute, and are not intended to result in, the creation or an assumption by the Purchaser of any obligation of the Servicer, GMAC (if GMAC is not the Servicer), General Motors or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers.

            It is the intention of GMAC and the Purchaser that the transfers and assignments contemplated by this Assignment, including transfers and assignments subsequent to the date hereof, shall constitute a sale of the property described herein and in the Pooling and Servicing Agreement from GMAC to the Purchaser and the beneficial interest in and title to such property shall not be part of GMAC's estate in the event of the filing of a bankruptcy petition by or against GMAC under any bankruptcy law.

            This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Pooling and Servicing Agreement and is to be governed by the Pooling and Servicing Agreement.

            Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                           *     *     *     *     *

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of ________, ____.

                              GENERAL MOTORS ACCEPTANCE CORPORATION

                              By:
                                    Name:
                                    Title:

                                                                     EXHIBIT C

                   FORM OF ASSIGNMENT FOR EACH ADDITION DATE

            For value received, in accordance with the Pooling and Servicing Agreement, dated as of ________, ____ (the "POOLING AND SERVICING AGREEMENT"), between General Motors Acceptance Corporation, a Delaware corporation ("GMAC"), and Wholesale Auto Receivables Corporation, a Delaware corporation (the "PURCHASER"), GMAC does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse, with respect to the Additional Accounts to which this Assignment relates, all of its right, title and interest in, to and under all of the Eligible Receivables as of the close of business on the related Additional Cut-Off Date in such Additional Accounts and, so long as each such Account is included in the Pool of Accounts, all Eligible Receivables created or deemed created thereunder on each Receivables Purchase Date and all monies due or to become due thereon after such Additional Cut-Off Date or such Receivables Purchase Date, as appropriate, all Collateral Security with respect thereto and all amounts received with respect thereto and all proceeds thereof (including "proceeds" as defined in SECTION 9-306 of the UCC and Recoveries).

            The foregoing sale, transfer, assignment and conveyance and any sales, transfers, assignments and conveyances subsequent to the date hereof do not constitute, and are not intended to result in, the creation or an assumption by the Purchaser of any obligation of the Servicer, GMAC (if GMAC is not the Servicer), General Motors or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers.

            It is the intention of GMAC and the Purchaser that the transfers and assignments contemplated by this Assignment, including transfers and assignments subsequent to the date hereof, shall constitute a sale of the property described herein and in the Pooling and Servicing Agreement from GMAC to the Purchaser and the beneficial interest in and title to such property shall not be part of GMAC's estate in the event of the filing of a bankruptcy petition by or against GMAC under any bankruptcy law.

            This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Pooling and Servicing Agreement and is to be governed by the Pooling and Servicing Agreement.

            Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                           *     *     *     *     *

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of ________, ___.

                              GENERAL MOTORS ACCEPTANCE CORPORATION

                              By:
                                    Name:
                                    Title:

                                                                     EXHIBIT D


                          FORM OF OPINION OF COUNSEL
                     WITH RESPECT TO ADDITION OF ACCOUNTS

                PROVISION TO BE INCLUDED IN OPINION OF COUNSEL
                  DELIVERED PURSUANT TO SECTION 2.03(B)(VIII)
                    OF THE POOLING AND SERVICING AGREEMENT

            The   opinion   set  forth   below  may  be  subject   to   standard
qualifications, assumptions, limitations and exceptions.

                  The Assignment delivered on the Addition Date has been duly authorized, executed and delivered by GMAC, and constitutes the valid and legally binding obligation of GMAC, enforceable against GMAC in accordance with its terms.

                                  APPENDIX A

PART I

            For ease of reference, capitalized terms defined herein have been consolidated with and are contained in Appendix A to the Trust Sale and Servicing Agreement of even date herewith among GMAC, Wholesale Auto Receivables Corporation and Superior Wholesale Inventory Financing Trust [ ].

PART II

            For ease of reference, the rules of construction have been consolidated with and are contained in Part II of Appendix A to the Trust Sale and Servicing Agreement of even date herewith among GMAC, Wholesale Auto Receivables Corporation and Superior Wholesale Inventory Financing Trust [ ].

PART III

            For ease of reference, the notice address and procedures have been consolidated with and are contained in Part II of Appendix B to the Trust Sale and Servicing Agreement of even date herewith among GMAC, Wholesale Auto Receivables Corporation and Superior Wholesale Inventory Financing Trust [ ].

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